Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Gilthorpe	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hgilthorpe@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE GROWS TOTAL REVENUE BY 22% OVER Q1 2011

Non-GAAP EPS of $0.20 increases by 25% over last year

PALO ALTO, Calif., March 29, 2012 – TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its first fiscal quarter, which ended on Sunday, March 4, 2012.

Total revenue for the first quarter of fiscal 2012 was $225.7 million and net income was $20.6 million, or $0.12 per diluted share. This compares to total revenue of $185.3 million and net income of $16.0 million, or $0.09 per diluted share, as reported for the first quarter of fiscal 2011.

On a non-GAAP basis, net income for the first quarter of fiscal 2012 was $34.6 million or $0.20 per diluted share, compared with $27.3 million or $0.16 per diluted share for the first quarter of fiscal 2011. Non-GAAP operating income for the first quarter of fiscal 2012 was $47.6 million, an increase of 17% over non-GAAP operating income of $40.5 million in the first quarter of fiscal 2011. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses and restructuring activities and assume a non-GAAP effective tax rate of 27% and 31% for the first quarter of fiscal years 2012 and 2011, respectively.

“Once again this year, we got off to a very strong start with 22% total revenue growth in the quarter” said Vivek Ranadivé, TIBCO’s chairman and CEO. “Our innovation leadership, real-time DNA, and enterprise experience in the world’s most demanding environments are all coming together at a very exciting time in the marketplace. Our infrastructure software platform positions us well as a beneficiary of the most powerful technology trends of our time: big data, cloud, social and mobility. So, any company looking to meaningfully grow its revenue, improve its operational efficiency or manage risk and fraud should be talking to TIBCO about becoming event-driven and achieving its Two-Second Advantage.”

First Quarter Fiscal 2012 Highlights

•	Record Q1 total revenue was $225.7 million, up 22% over last year;

•	Record Q1 license revenue was $82.3 million, up 17% over last year;

•	Non-GAAP operating margin was 21%;

•	Repurchased 2.8 million shares;

•	Strong mix of business across major industries including Financial Services, Energy, Communications, Manufacturing, Retail, Life Sciences, Government, and Logistics;

•	TIBCO closed 102 deals over $100k and had 20 deals over $1 million; and

•

TIBCO expanded its business with leading companies and agencies in the first quarter such as Argus de la Presse, CME Group, Chico’s, City of Glendale, Del Monte Foods, Enel Energy Europe, Kohl’s, Norfolk Southern, RelayHealth, Scania, Sisters of Mercy Health System, TDWI, and TUI Travel.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its first quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on April 29, 2012 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 59620366.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, The Power of Now, two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for first quarter of fiscal year 2012 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the ability of TIBCO’s platform to help customers meaningfully grow revenue, improve operational efficiency, and manage risk and fraud, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: TIBCO’s ability to develop products that address changing market demands, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer differentiated products that capitalize on current technology trends, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2011. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 4, 2012	November 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$354,371	$308,148
Short-term investments	209	225
Accounts receivable, net	188,312	196,419
Prepaid expenses and other current assets	54,702	61,864

Total current assets	597,594	566,656
Property and equipment, net	93,426	89,871
Goodwill	455,042	451,821
Acquired intangible assets, net	89,727	97,258
Long-term deferred income tax assets	81,602	78,656
Other assets	52,324	48,676

Total assets	$1,369,715	$1,332,938

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,747	$25,802
Accrued liabilities	95,296	129,168
Accrued restructuring costs	2,422	6,792
Deferred revenue	222,644	210,234
Current portion of long-term debt	2,430	2,397

Total current liabilities	347,539	374,393
Accrued restructuring costs, less current portion	866	1,050
Long-term deferred revenue	22,465	14,876
Long-term deferred income tax liabilities	4,318	4,540
Long-term income tax liabilities	21,598	20,772
Long-term debt, less current portion	135,091	65,711
Other long-term liabilities	2,555	2,445

Total long-term liabilities	186,893	109,394

Total liabilities	534,432	483,787

Total equity	835,283	849,151

Total liabilities and equity	$1,369,715	$1,332,938

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	March 4, 2012	February 27, 2011
Revenue:
License	$82,315	$70,085
Service and maintenance	143,387	115,256

Total revenue	225,702	185,341

Cost of revenue:
License	9,040	8,927
Service and maintenance	57,050	44,020

Total cost of revenue	66,090	52,947

Gross profit	159,612	132,394
Operating expenses:
Research and development	37,321	32,686
Sales and marketing	75,718	62,523
General and administrative	17,595	12,917
Amortization of acquired intangible assets	4,548	4,891
Acquisition related and other	396	545
Restructuring adjustment	(119)	(33)

Total operating expenses	135,459	113,529

Income from operations	24,153	18,865
Interest income	255	482
Interest expense	(1,465)	(1,046)
Other income (expense), net	976	(290)

Income before provision for income taxes and noncontrolling interest	23,919	18,011
Provision for income taxes	3,300	1,996

Net income	20,619	16,015
Less: Net income (loss) attributable to noncontrolling interest	(22)	62

Net income attributable to TIBCO Software Inc.	$20,641	$15,953

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.13	$0.10

Diluted	$0.12	$0.09

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	161,460	160,503

Diluted	170,866	173,486

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 4, 2012	February 27, 2011
Cash flows from operating activities:
Net income	$20,619	$16,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	3,476	3,094
Amortization of acquired intangible assets	7,813	9,686
Stock-based compensation	15,324	11,481
Deferred income tax	(4,700)	(2,387)
Tax benefits related to stock benefit plans	6,703	9,545
Excess tax benefits from stock-based compensation	(5,856)	(9,228)
Other non-cash adjustments, net	(229)	(112)
Changes in assets and liabilities:
Accounts receivable	8,266	38,960
Prepaid expenses and other assets	6,244	(4,388)
Accounts payable	(1,165)	(5,681)
Accrued liabilities and restructuring costs	(36,305)	(35,216)
Deferred revenue	20,935	4,591

Net cash provided by operating activities	41,125	36,360

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(22,579)
Purchases of property and equipment	(6,703)	(1,579)
Restricted cash pledged as security	(968)	779
Other investing activities, net	399	(71)

Net cash used in investing activities	(7,272)	(23,450)

Cash flows from financing activities:
Proceeds from issuance of common stock	11,862	20,164
Proceeds from revolving credit facility, net	68,060	—
Repurchases of the Company’s common stock	(67,525)	(24,430)
Withholding taxes related to restricted stock net share settlement	(4,403)	(4,589)
Excess tax benefits from stock-based compensation	5,856	9,228
Principal payments on long-term debt	(587)	(556)

Net cash provided by (used in) financing activities	13,263	(183)

Effect of foreign exchange rate changes on cash and cash equivalents	(893)	3,688

Net change in cash and cash equivalents	46,223	16,415
Cash and cash equivalents at beginning of period	308,148	243,989

Cash and cash equivalents at end of period	$354,371	$260,404

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	March 4, 2012		February 27, 2011
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$24,153	$20,641	$18,865	$15,953
Amortization of intangible assets – cost of revenue	3,265	3,265	4,795	4,795
Amortization of intangible assets – operating expense	4,548	4,548	4,891	4,891
Stock-based compensation – cost of revenue	1,282	1,282	874	874
Stock-based compensation – R&D expense	4,005	4,005	2,649	2,649
Stock-based compensation – S&M expense	5,293	5,293	4,213	4,213
Stock-based compensation – G&A expense	4,745	4,745	3,745	3,745
Acquisition related and other	396	396	545	545
Restructuring adjustment	(119)	(119)	(33)	(33)
Income tax adjustment for non-GAAP	—	(9,480)	—	(10,308)

Non-GAAP	$47,568	$34,576	$40,544	$27,324

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.12		$0.09

Non-GAAP		$0.20		$0.16

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		170,866		173,486